Exhibit (10)(C)

I hereby consent to the use of this opinion as an exhibit to the Registration Statement, and to the reference to my name under the heading “Legal Matters” in the Statement of Additional Information.

Sincerely,

/s/ Jonathan Feigelson
Jonathan Feigelson Senior Vice President and General Counsel